Exhibit (h)(4(x)

EXHIBIT A

THIS EXHIBIT A, amended and restated as of the date listed below, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001, as amended, by and among BNY Mellon Investment Servicing (US) Inc., Pacific Life Insurance Company, and Pacific Funds Series Trust.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth (formerly named PL Portfolio Optimization Moderate-Aggressive Fund)

Pacific FundsSM Portfolio Optimization Aggressive-Growth (formerly named PL Portfolio Optimization Aggressive Fund)

Pacific FundsSM Core Income (formerly named PL Income Fund)

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific FundsSM Limited Duration High Income

Pacific FundsSM Diversified Alternatives

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF Large-Cap Growth Fund

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Main Street Core Fund

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Comstock Fund

PF Mid-Cap Growth Fund

PF Small-Cap Growth Fund

PF Real Estate Fund

PF Floating Rate Loan Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF Global Absolute Return Fund

PF International Small-Cap Fund

PF Absolute Return Fund

PF Equity Long/Short Fund

Effective:        April 27, 2015

IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

BNY MELLON INVESTMENT SERVICING (US) INC.

By: /s/ Mary Jean Milner

Name: Mary Jean Milner

Title: Managing Director

PACIFIC LIFE INSURANCE COMPANY

By: /s/ Howard T. Hirakawa	By: /s/ Jane M. Guon
Name: Howard T. Hirakawa	Name: Jane M. Guon
Title: SVP, Fund Advisor Operations	Title: Secretary

PACIFIC FUNDS SERIES TRUST

By: /s/ Howard T. Hirakawa	By: /s/ Laurene E. MacElwee
Name: Howard T. Hirakawa	Name: Laurene E. MacElwee
Title: Senior Vice President	Title: VP & Assistant Secretary